LOCK-UP AGREEMENT

May 28, 2021

TO:	ASTRO AEROSPACE LTD. 320 W. Main Street Lewisville, TX 75057

RE:

Lock-Up of Securities Acquired pursuant to Share Exchange Agreement

1.

Reference is made to the share exchange agreement dated April 28, 2021 entered into by and among Astro Aerospace Ltd. (“Astro”), Horizon Aircraft Inc. (“Horizon”), and the other parties thereto, as first amended May 27, 2021, and as may be further amended from time to time (the “Share Exchange Agreement”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement.

2.

As used herein, “Subject Securities” means, collectively, (i) the Consideration Shares, (ii) any security received in connection with a stock split or upon payment of any stock dividend paid on any of the Consideration Shares, and (iii) any security issued in exchange or replacement for such securities, or any part thereof, including, without limitation, as provided in connection with any merger, amalgamation, plan of arrangement, recapitalization, corporate reorganization or similar proceeding.

3.

In consideration of the benefit that the transaction contemplated by the Share Exchange Agreement (collectively, the “Transaction”) will confer upon the undersigned (the “Holder”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Holder, the Holder hereby agrees, acknowledges, and covenants that during the period commencing on the Closing Date (being, for the avoidance of doubt, May 28, 2021) (such date, the “Effective Date”) and ending on the date which is twenty four months (24) months thereafter (such period, the “Lock-Up Period”), the Holder shall not, directly or indirectly, offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, transfer, assign, lend, swap or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with (or agree to publicly announce any intention to do any of the foregoing), whether through the facilities of a stock exchange, by private placement, or otherwise, any of the Subject Securities, unless (i) the Holder first obtains the prior written consent of Astro, or (ii) pursuant to a transfer to an affiliate of the undersigned (subject to customary conditions) upon death or for estate planning purposes or for tax purposes including a Registered Retirement Savings Plan or Tax Free Savings Account, provided however that, in the event of any such transfer, the Subject Securities so transferred shall remain subject to the restrictions herein for the remainder of the Lock-Up Period.

4.

Notwithstanding the foregoing and anything to the contrary herein:

(a)

The Holder shall be entitled to pledge the Subject Securities as collateral for a secured loan.

(b)

Section 3 above shall not apply to (a) transfers to affiliated entities of the Holder, any family members of the Holder, or any company, trust or other entity owned by or maintained for the benefit of the Holder, (b) transfers occurring by operation of law, provided, in each case, that any such transferee shall first execute a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period, (c) transfers made pursuant to a bona fide take-over bid or similar transaction made to all holders of common shares of Astro, including without limitation, a merger, arrangement or amalgamation, involving a change of control of Astro, and provided that in the event the take-over or acquisition transaction is not completed, the Subject Securities shall remain subject to the restrictions contained in this lock-up agreement.

5.

Notwithstanding the restrictions on transfers of Subject Securities pursuant to this lock-up agreement, the Holder may undertake a transfer (sale or any other transactions related to the Subject Securities) of Subject Securities based on the following release schedule:

Release Date if the Post-Closing Payments have been completed within 15 Business Days of Closing	Release Date if the Post-Closing Payments have not been completed within 15 Business Days of Closing	Percentage of Subject Securities to be Released
6 month following the Effective Date	6 month following the Effective Date	49.20% (E. Brian R. allocation)
12 month following the Effective Date	8 month following the Effective Date	25.40% (50% of E. Brandon R. allocation)
24 month following the Effective Date	20 month following the Effective Date	25.40% (50% of E. Brandon R. allocation)

6.

Notwithstanding Section 5 above and any other restrictions on transfers of Subject Securities pursuant to this lock-up agreement, during the 6 month period following the Effective Date, the Holder may undertake a transfer (sale or any other transactions related to the Subject Securities) of up to 7,500 Subject Securities (as adjusted for stock splits, recombinations and similar transactions) per calendar week.

7.

The Holder represents and warrants that, upon the Consideration Shares being duly issued and validly delivered to the Holder in accordance with the Share Exchange Agreement, it shall have good and marketable title to the Subject Securities. Further, the Holder agrees and acknowledges that, (i) in proceeding towards consummation of the Transaction, Astro has relied upon the Holder entering into this lock-up agreement, upon the terms and conditions set forth herein, and (ii) this lock-up agreement is irrevocable and shall be binding upon the Holder and its legal representatives, successors, and permitted assigns, and shall enure to the benefit of Astro and its legal representatives, successors and assigns.

8.

The Holder hereby agrees and consents to the entry of stop transfer restrictions with the registrar and transfer agent of Astro, or the equivalent, against the transfer of the Subject Securities in compliance with this lock-up agreement.

9.

This lock-up agreement will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and may be executed by facsimile or PDF signature and as so executed shall constitute an original.

[Remainder of page intentionally left blank. Signature page follows.]

ROBINSON FAMILY VENTURES
Name of Holder /s/E. Brandon Robinson

Signature of Person Signing E. Brandon Robinson, authorized signatory
Title of Person Signing

Number of Consideration Shares issuable under the Share Exchange Agreement and subject to this lock-up agreement:

•

2,534,050 Payment Shares

•

A number of Earn-Out Shares to be determined in accordance with the Share Exchange Agreement

K0562634\ACTIVE_CA\ 45037416\1